United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2009 (November 13, 2009)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01  Entry into a Material Definitive Agreement

On November 13, 2009, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into a Distributor Agreement (the "Agreement") with Inter V Medical, Inc., a Canadian company ("Inter V"), with the Agreement having an effective date of November 10, 2009.  Under the Agreement, Inter V will be the exclusive distributor of Medical's Cesium-131 products in Canada, subject to loss of exclusivity if Inter V fails to meet certain of its obligations under the Agreement.  The Agreement will expire on November 10, 2011 unless earlier terminated or renewed by the parties.

ITEM 9.01  Exhibits

(c)	Exhibits

10.54	Distributor Agreement, dated effective November 10, 2009, by and between IsoRay Medical, Inc. and Inter V Medical, Inc. (confidential treatment requested for redacted portions)

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 17, 2009

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO